Investment Company Services Agreement between Smith Breeden
                Trust and FPS Services, Inc.
A:\AGREMNT.WPD; Dated  November 24,1997 Page 12 of 12
                      FORM OF AGREEMENT

            Investment Company Services Agreement
      This  Agreement,  dated  as  of  the           day  of
, 1997, made by and between Smith Breeden Trust, (the "Trust"), a business trust operating as an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the Commonwealth of Massachusetts and FPS Services, Inc. ("FPS"), a corporation duly organized under the laws of the State of Delaware (collectively, the "Parties").

                      Witnesseth That:
       Whereas, the Trust is authorized by its Trust Instrument to issue separate series of shares representing interests in separate investment portfolios which are identified on Schedule "C" attached hereto and which Schedule "C" may be amended from time to time by mutual agreement of the Trust and FPS; and
      Whereas, the Parties desire to enter into an agreement whereby FPS will provide the services to the Trust as specified herein and set forth in particular in Schedule "A" which is attached hereto and made a part hereof.
      Now Therefore, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:
                     General Provisions
     Section 1. Appointment. The Trust hereby appoints FPS as servicing agent and FPS hereby accepts such appointment. In order that FPS may perform its duties under the terms of this Agreement, the Board of Trustees of the Trust shall direct the officers, investment adviser, legal counsel, independent accountants and custodian of the Trust to cooperate fully with FPS and, upon request of FPS, to provide such information, documents and advice relating to the Trust which FPS requires to execute its responsibilities hereunder. In connection with its duties, FPS shall be entitled to rely, and will be held harmless by the Trust when acting in reasonable reliance, upon any instruction, advice or document relating to the Trust as provided to FPS by any of the aforementioned persons on behalf of the Trust. All fees charged by any such persons acting on behalf of the Trust will be deemed an expense of the Trust.
     Any services performed by FPS under this Agreement will conform to the requirements of:
      (a) the provisions of the Act and the Securities Act of 1933, as amended, and any rules or regulations in force thereunder;
      (b)   any  other  applicable provision  of  state  and
federal law;
     (c) the provisions of the Trust Instrument and the By-Laws as amended from time to time and delivered to FPS;
      (d) any policies and determinations of the Board of Trustees of the Trust which are communicated to FPS; and
      (e) the policies of the Trust as reflected in the Trust's registration statement as filed with the U.S. Securities and Exchange Commission.
      Nothing in this Agreement will prevent FPS or any officer thereof from providing the same or comparable services for or with any other person, firm or corporation. While the services supplied to the Trust may be different than those supplied to other persons, firms or corporations, FPS will provide the Trust equitable treatment in supplying services. The Trust recognizes that it will not receive preferential treatment from FPS as compared with the treatment provided to other FPS clients.
     Section 2.  Duties and Obligations of FPS.
      Subject to the provisions of this Agreement, FPS will provide to the Trust the specific services as set forth in Schedule "A" attached hereto.
       Section  3.   Definitions.   For  purposes  of   this
Agreement:
      "Certificate" will mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement. To be effective, such Certificate shall be given to and received by the custodian and shall be signed on behalf of the Trust by any two of its designated officers, and the term Certificate shall also include instructions communicated to the custodian by FPS.
      "Custodian" will refer to that agent which provides safekeeping of the assets of the Trust.
      "Instructions" will mean communications containing instructions transmitted by electronic or telecommunications media including, but not limited to, Industry Standardization for Institutional Trade Communications, computer-to-computer interface, dedicated transmission line, facsimile transmission (which may be signed by an officer or unsigned) and tested telex.
       "Oral Instruction" will mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to FPS in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to FPS to be a person or persons so authorized by a resolution of the Board of Trustees of the
Trust  to  give  Oral Instructions to FPS on behalf  of  the
Trust.
      "Shareholders" will mean the registered owners of the shares of the Trust in accordance with the share registry records maintained by FPS for the Trust.
     "Shares" will mean the issued and outstanding shares of
the Trust.
      "Signature Guarantee" will mean the guarantee of signatures by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.
      "Written Instruction" will mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to FPS in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to FPS to be the signature of a person or persons so authorized by a resolution of the Board of Trustees of the Trust, or so identified by the Trust to give Written Instructions to FPS on behalf of the Trust.

     Concerning Oral and Written Instructions  For  all
     purposes  under this Agreement, FPS is  authorized
     to act upon receipt of the first of any Written or
     Oral Instruction it receives from the Trust or its
     agents.   In cases where the first instruction  is
     an Oral Instruction that is not in the form of a document or written record, a confirmatory Written
     Instruction or Oral Instruction in the form of a document or written record shall be delivered. In cases where FPS receives an Instruction, whether
     Written or Oral, to enter a portfolio transaction onto the Trust's records, the Trust shall cause the broker/dealer executing such transaction to send a written confirmation to the Custodian.

     FPS  shall  be  entitled  to  rely  on  the  first
     Instruction  received.  For any  act  or  omission
     undertaken  by  FPS  in compliance  therewith,  it
     shall  be  free of liability and fully indemnified
     and  held harmless by the Trust, provided however,
     that  in  the  event a Written or Oral Instruction
     received  by FPS is countermanded by a  subsequent
     Written  or  Oral  Instruction received  prior  to
     acting  upon  such countermanded Instruction,  FPS
     shall  act  upon such subsequent Written  or  Oral
     Instruction.   The  sole obligation  of  FPS  with
     respect  to any follow-up or confirmatory  Written
     Instruction or Oral Instruction in documentary  or
     written  form shall be to make reasonable  efforts
     to   detect  any  such  discrepancy  between   the
     original Instruction and such confirmation and  to
     report such discrepancy to the Trust.   The  Trust
     shall be responsible and bear the expense of its taking any action, including any reprocessing, necessary to correct any discrepancy or error. To the extent such action requires FPS to act, the Trust shall give FPS specific Written Instruction as to the action required.

      The Trust will file with FPS a certified copy of each resolution of the Trust's Board of Trustees authorizing execution of Written Instructions or the transmittal of Oral Instructions as provided above.
     Section 4.  Indemnification.
       (a) FPS, its directors, officers, employees, shareholders, and agents will be liable for any loss suffered by the Trust resulting from the willful misfeasance, bad faith, negligence or reckless disregard on the part of FPS in the performance of its obligations and duties under this Agreement. FPS agrees to indemnify and hold the Trust harmless, together with its trustees, officers, employees, shareholders and agents, from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Trust may sustain or incur or which may be asserted against the Trust by any person arising directly or indirectly out of or in any way relating to the willful misfeasance, bad faith, negligence or reckless disregard on the part of FPS in the performance of its obligations and duties under this Agreement.
      (b) Any director, officer, employee, shareholder or agent of FPS, who may be or become an officer, director, employee or agent of the Trust, will be deemed, when rendering services to the Trust, or acting on any business of the Trust (other than services or business in connection with FPS' duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or under the control or direction of FPS even though such person may be receiving compensation from FPS.
      (c) The Trust agrees to indemnify and hold FPS harmless, together with its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which FPS may sustain or incur or which may be asserted against FPS by any person by reason of, or as a result of:
           (i) any action taken or omitted to be taken by FPS except claims, demands, expenses and liabilities arising from willful misfeasance, bad faith, negligence or reckless disregard on the part of FPS in the performance of its obligations and duties under this Agreement; or
           (ii) any action taken or omitted to be taken by FPS in reliance upon any Certificate, instrument, order or stock certificate or other document reasonably believed by FPS to be genuine and signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Trust, or upon the written opinion of legal counsel for the Trust or FPS; or
          (iii) the offer or sale of shares of the Trust to any person, natural or otherwise, which is in violation of any state or federal law.
      If a claim is made against either party as to which such party may seek indemnity under this Section (the "Indemnified Party"). The Indemnified Party will notify the party required to provide such indemnity (the "Indemnifying Party") promptly after receipt of any written assertion of such claim threatening to institute an action or proceeding with respect thereto and will notify the Indemnifying Party promptly of any action commenced against the Indemnified Party within ten (10) days after the Indemnified Party has been served with a summons or other legal process. Failure to notify the Indemnifying Party will not, however, relieve the Indemnifying Party from any liability which it may have on account of the indemnity under this Section so long as the Indemnifying Party has not been prejudiced in any material respect by such failure.
      The Parties will cooperate in the control of the defense of any action, suit or proceeding in which the Indemnified Party is involved and for which indemnity is being provided by the Indemnifying Party to the Indemnified Party. The Indemnifying Party may negotiate the settlement of any action, suit or proceeding subject to approval, which will not be unreasonably withheld. The Indemnified Party reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Costs or expenses incurred by the Indemnified Party in connection with, or as a result of such participation, will be borne solely by the Indemnifying Party if:
          (i) the Indemnified Party has received an opinion of counsel from counsel to the Indemnifying Party stating that the use of counsel to the Indemnifying Party by the Indemnified Party would present an impermissible conflict of interest;
           (ii) the defendants in, or targets of, any such action or proceeding include both the Indemnified Party and the Indemnifying Party, and legal counsel to the Indemnified Party has reasonably concluded that there are legal defenses available to it which are different from or additional to those available to the Trust or which may be adverse to or inconsistent with defenses available to the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party); or
           (iii) the Indemnifying Party authorizes the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party.
      (d) The terms of this Section will survive the termination of this Agreement.

     Section 5.  Representations and Warranties.
     (a)  FPS represents and warrants that:
                (i)  it is a corporation duly organized  and
existing and in good standing under the laws of Delaware;
                (ii)  it is empowered under applicable  laws
and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;
               (iii)     all requisite corporate proceedings
have  been taken to authorize FPS to enter into and  perform this Agreement;
           (iv) it has and will continue to have access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;
           (v) no legal or administrative proceeding have been instituted or threatened which would impair FPS' ability to perform its duties and obligations under this Agreement;
           (vi) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of FPS or any law or regulation applicable to it;
           (vii) it is registered as a transfer agent under Section 17A(c)(2) of the Exchange Act;
           (viii) this Agreement has been duly authorized by FPS and, when executed and delivered, will constitute valid, legal and binding obligation of FPS, enforceable in accordance with its terms.
     (b)       The Trust represents and warrants that:
           (i) it is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts;
           (ii) it is empowered under applicable laws and by its Trust Instrument and By-Laws to enter into and perform this Agreement;
           (iii) all requisite proceedings have been taken to authorize the Trust to enter into and perform this Agreement;
           (iv) no legal or administrative proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;
           (v) the Trust's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligations of the Trust, or any law or regulation applicable to either;
            (vi)  the  Shares  are  properly  registered  or
otherwise authorized for issuance and sale;
           (vii) this Agreement has been duly authorized by the Trust and, when executed and delivered, will constitute valid, legal and binding obligation of the Trust, enforceable in accordance with its terms.
     (c)  Delivery of Documents
          The Trust will furnish or cause to be furnished to FPS the following documents;
            (i)    current   Prospectus  and  Statement   of
Additional Information;
          (ii) most recent Annual Report;
           (iii) most recent Semi-Annual Report for registered investment companies on Form N-SAR;
           (iv) certified copies of resolutions of the Trust's Board of Trustees authorizing the execution of Written Instructions or the transmittal of Oral Instructions and those persons authorized to give those Instructions.
     (d)  Record Keeping and Other Information
     FPS will create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule "A" in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the Act. All such records will be the property of the Trust and will be available during regular business hours for inspection, copying and use by the Trust. Where applicable, such records will be maintained by FPS for the periods and in the places required by Rule 31a-2 under the Act. Upon termination of this Agreement, FPS will deliver all such records to the Trust or such person as the Trust may designate.
      In case of any request or demand for the inspection of the Share records of the Trust, FPS shall notify the Trust and secure instructions as to permitting or refusing such inspection. FPS may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.
      Section 6. Compensation. The Trust agrees to pay FPS compensation for its services, and to reimburse it for expenses at the rates, times, manner and amounts as set forth in Schedule "B" attached hereto and incorporated herein by reference and as will be set forth in any amendments to such Schedule "B" agreed upon in writing by the Parties. Upon receipt of an invoice therefor, FPS is authorized to collect such fees by debiting the Trust's custody account. In addition, the Trust agrees to reimburse FPS for any out-of-pocket expenses paid by FPS on behalf of the Trust within ten (10) calendar days of the Trust's receipt of an invoice therefor.
     For the purpose of determining fees payable to FPS, the value of the Trust's net assets will be computed at the times and in the manner specified in the Trust's Prospectus and Statement of Additional Information then in effect.
      During the term of this Agreement, should the Trust seek services or functions in addition to those outlined below or in Schedule "A" attached hereto, a written amendment to this Agreement specifying the additional services and corresponding compensation will be executed by the Parties.
      In the event that the Trust is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Trust), this Agreement may be terminated upon thirty (30) days' written notice to the Trust by FPS. The Trust must notify FPS in writing of any contested amounts within thirty
(30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being disputed.
      Section 7. Days of Operation. Nothing contained in this Agreement is intended to or will require FPS, in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the New York Stock Exchange ("NYSE") is closed. Functions or duties normally scheduled to be performed on such days will be performed on and as of the next succeeding business day on which the NYSE is open. Notwithstanding the foregoing, FPS will compute the net asset value of the Trust on each day required pursuant to Rule 22c-1 promulgated under the Act.
      Section 8. Acts of God, etc. FPS will not be liable or responsible for delays or errors caused by acts of God or by reason of circumstances beyond its control including, acts of civil or military authority, national emergencies, labor difficulties, mechanical breakdown, insurrection, war, riots, or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe.
     In the event of equipment failures beyond FPS' control, FPS will, at no additional expense to the Trust, take reasonable steps to minimize service interruptions but will have no liability with respect thereto. The foregoing obligation will not extend to computer terminals located outside of premises maintained by FPS. FPS has entered into and maintains in effect agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.
      Section 9. Inspection and Ownership of Records. In the event of a request or demand for the inspection of the records of the Trust, FPS will use its best efforts to notify the Trust and to secure instructions as to permitting or refusing such inspection. FPS may, however, make such records available for inspection to any person in any case where it is advised in writing by its counsel that it may be held liable for failure to do so after notice to the Trust.
      FPS recognizes that the records it maintains for the Trust are the property of the Trust and will be surrendered to the Trust upon written notice to FPS as outlined under
Section 10(c) below. The Trust is responsible for the payment in advance of any fees owed to FPS. FPS agrees to maintain the records and all other information of the Trust in a confidential manner and will not use such information for any purpose other than the performance of FPS' duties under this Agreement.
     Section 10.  Duration and Termination.
     (a) The initial term of this Agreement will be for the period of one (1) year, commencing on the date hereinabove first written (the "Effective Date") and will continue thereafter subject to termination by either Party as set forth in subsection (c) below.
      (b) The fee schedules set forth in Schedule "B" attached hereto will be fixed for the initial term commencing on the Effective Date of this Agreement and will continue thereafter subject to their review and any adjustment.
      (c) Either Party may give written notice to the other (the day on which the notice is received by the Party against which the notice is made shall be the "Notice Date") of a date on which this Agreement shall be terminated ("Termination Date"). The Termination Date shall be set on a day not less than ninety (90) days after the Notice Date. The period of time between the Notice Date and the Termination Date is hereby identified as the "Notice Period". Any time up to, but not later than fifteen (15) days prior to the Termination Date, the Trust will pay to FPS such compensation as may be due as of the Termination Date and will likewise reimburse FPS for any out-of-pocket expenses and disbursements reasonably incurred or expected to by incurred by FPS up to and including the Termination Date.